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Pitney Bowes Inc. - Form 10-Q                         Pitney Bowes Inc.
Six Months Ended June 30, 1994                Computation of Earnings per Share                              Exhibit (i)
Page 14 of 15
                                                                 Three Months Ended June 30,   Six Months Ended June 30,
(Dollars in thousands, except per share data)                           1994            1993          1994          1993
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
Primary

Income before effect of a change in accounting for
  postemployment benefits (1). . . . . . . . . . . . . . . . . . $    98,618     $    87,305   $   190,479   $   169,364
Effect of accounting change. . . . . . . . . . . . . . . . . . .           -               -      (119,532)            -

Net income applicable to common stock. . . . . . . . . . . . . . $    98,618     $    87,305   $    70,947   $   169,364

Weighted average number of common shares outstanding . . . . . . 157,752,918     157,314,349   157,918,406   157,250,716
Preference stock, $2.12 cumulative convertible . . . . . . . . .     850,662         911,918       860,118       920,598
Stock option and purchase plans. . . . . . . . . . . . . . . . .     513,514         775,698       571,307       787,440

Total common and common equivalent shares outstanding. . . . . . 159,117,094     159,001,965   159,349,831   158,958,754

Income per common and common equivalent share - primary:
  Income before effect of a change in accounting for
    postemployment benefits. . . . . . . . . . . . . . . . . . . $       .62     $       .55   $      1.20   $      1.07
  Effect of accounting change. . . . . . . . . . . . . . . . . .           -               -          (.75)            -

  Net income . . . . . . . . . . . . . . . . . . . . . . . . . . $       .62     $       .55   $       .45   $      1.07

Fully Diluted

Income before effect of a change in accounting for
  postemployment benefits. . . . . . . . . . . . . . . . . . . . $    98,618     $    87,306   $   190,480   $   169,366
Effect of accounting change. . . . . . . . . . . . . . . . . . .           -               -      (119,532)            -

Net income applicable to common stock. . . . . . . . . . . . . . $    98,618     $    87,306   $    70,948   $   169,366

Weighted average number of common shares outstanding . . . . . . 157,752,918     157,314,349   157,918,406   157,250,716
Preference stock, $2.12 cumulative convertible . . . . . . . . .     850,662         911,918       860,118       920,598
Stock option and purchase plans. . . . . . . . . . . . . . . . .     522,388         780,932       592,135       794,162
Preferred stock, 4% cumulative convertible . . . . . . . . . . .      15,235          25,888        15,804        25,925

Total common and common equivalent shares outstanding. . . . . . 159,141,203     159,033,087   159,386,463   158,991,401

Income per common and common equivalent share - fully diluted:
  Income before effect of a change in accounting for
    postemployment benefits. . . . . . . . . . . . . . . . . . . $       .62     $       .55   $      1.20   $      1.07
  Effect of accounting change. . . . . . . . . . . . . . . . . .           -               -          (.75)            -

  Net income . . . . . . . . . . . . . . . . . . . . . . . . . . $       .62     $       .55   $       .45   $      1.07
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(1) Income before effect of a change in accounting for postemployment benefits was adjusted for preferred dividends.
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